UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
CTI Group (Holdings) Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 N. Alabama Street, Suite 240, Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)
317-262-4582
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), previously disclosed in its filings with the Securities and Exchange Commission that, on December 22, 2006, the Company entered into a Loan Agreement (the “Loan Agreement”) with National City Bank (“NCB”), as amended by the First Modification of Loan Documents dated November 13, 2007. The Loan Agreement provided for two loan facilities: an acquisition loan (the “Acquisition Loan”) and a revolving loan (the “Revolving Loan”).
     Effective November 18, 2008, the Company and NCB entered into a Second Modification of Loan Documents (the “Second Modification”). The Second Modification reduced the amount of the Acquisition Loan from $2.6 million to $500,000 upon the Company’s prepayment of $2.1 million of the Acquisition Loan. The Second Modification also modified the terms of the Revolving Loan to state that the sum of (a) advances made on the Revolving Loan, and (b) any Company debt that is not secured by cash or a letter of credit, may not exceed four times the trailing twelve (12) month consolidated EBITDA.
     Under the Second Modification, NCB removed the provision in the Loan Agreement requiring that the Company obtain a letter of credit as security for the Acquisition Loan. The Company had previously obtained, in accordance with the Loan Agreement, Irrevocable Standby Letter of Credit dated November 30, 2006 (the “Letter of Credit”) with Skandinaviska Enskilda Banken. Pursuant to the terms of the Second Modification, NCB executed a notice of termination and release of the Letter of Credit dated November 18, 2008.
     In connection with the Second Modification, the Company issued to NCB an Amended and Restated Acquisition Loan Promissory Note dated November 18, 2008 (the “Amended Acquisition Loan Note”), which replaced the $2.6 million note and reflected the reduced Acquisition Loan principal amount of $500,000.
     In addition, the subsidiaries of the Company executed a Reaffirmation of Guaranty, dated November 18, 2008 (the “Reaffirmation of Guaranty”) in connection with the Second Modification. The Reaffirmation of Guaranty guarantees and secures all of the obligations of the Company under the Second Modification.
     The foregoing is a summary of certain material provisions of the Second Modification, the Amended Acquisition Loan Note and the Reaffirmation of Guaranty (collectively, the “Agreements”), which are incorporated by reference in their entirety herein and attached as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 4.1 and 10.2, respectively. This summary is not intended to be complete and is qualified in its entirety by reference to the Agreements. The Agreements also include various representations, warranties, covenants and other provisions, as applicable, customary for agreements of this nature.
Item 1.02 Termination of a Material Definitive Agreement.
     On November 18, 2008, the Company issued the Amended Acquisition Loan Note in the aggregate principal amount of $500,000, which replaced the $2.6 million note pursuant to the Second Modification. Information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 18, 2008, the Company issued the Amended Acquisition Loan Note in the aggregate principal amount of $500,000 pursuant to the Second Modification described in Item 1.01 above. Information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Amended and Restated Acquisition Loan Promissory Note dated November 18, 2008, by and between CTI Group (Holdings), Inc. and National City Bank

10.1	Second Modification of Loan Documents effective November 18, 2008, by and between CTI Group (Holdings), Inc. and National City Bank

10.2	Reaffirmation of Guaranty dated November 18, 2008, by and between the subsidiaries of CTI Group (Holdings), Inc. and National City Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 24, 2008

CTI GROUP (HOLDINGS) INC.

By:	/s/ John Birbeck

Name:	John Birbeck
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Acquisition Loan Promissory Note dated November 18, 2008, by and between CTI Group (Holdings), Inc. and National City Bank

10.1	Second Modification of Loan Documents effective November 18, 2008, by and between CTI Group (Holdings), Inc. and National City Bank

10.2	Reaffirmation of Guaranty dated November 18, 2008, by and between the subsidiaries of CTI Group (Holdings), Inc. and National City Bank